Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated 24 September 2007, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended 30 June 2007.
/s/ DELOITTE & TOUCHE LLP
Newcastle upon Tyne, United Kingdom
24 September 2007